SHARE EXCHANGE AGREEMENT
THIS  SHARE  EXCHANGE AGREEMENT is made this 30th day  of  August
1999,

                             BETWEEN
                         PLAYANDWIN CANADA INC.
               a corporation incorporated under the laws
               of the Province of Ontario
               (hereinafter referred to as the "Purchaser")
                                                OF THE FIRST PART
and
               LYNX GAMING CORP.,
               a corporation incorporated under the laws
               of the Province of Ontario
               (hereinafter referred to as "Lynx")
                                               OF THE SECOND PART
and            The Principal Shareholders of Lynx
               who are listed in Schedule 2 annexed hereto
               (hereinafter collectively referred to as the "Lynx
Shareholders")
                                                OF THE THIRD PART
and
                         PLAYANDWIN, INC.,
               a corporation incorporated under the laws
               of the State of Nevada
               (hereinafter referred to as "PWIN")
                                               OF THE FOURTH PART
      WHEREAS the Purchaser desires to purchase from the Lynx Shareholders and the Lynx Shareholders desire to sell to the Purchaser the Lynx Shares and the Lynx Warrants;
     AND WHEREAS the Purchaser is a subsidiary of PWIN;
      AND WHEREAS the Purchaser, PWIN and the Lynx Shareholders desire to effect the purchase and sale of the Lynx Shares and
Lynx  Warrants pursuant to the Share Exchange in accordance  with the terms and conditions of this Agreement.
NOW THEREFORE THIS AGREEMENT WITNESSETH THAT, in consideration of the  mutual covenants hereinafter contained and provided for  and
other   good   and  valuable  consideration  (the   receipt   and
sufficiency of which is hereby acknowledged by the Parties), the Parties agree as follows:
                           ARTICLE I
                         INTERPRETATION
1.1 Definitions. In this Agreement, unless the context otherwise requires, the terms set forth in Schedule 1 shall have the meanings set forth therein.
1.2    Entire  Agreement.  This  Agreement  together   with   the
agreements and other documents to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties pertaining to the Share Exchange and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, and there are no warranties, representations and other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or any other agreement or document to be delivered pursuant to this Agreement.
1.3   Extended  Meanings. In this Agreement, words importing  the
singular  number  include  the  plural  and  vice  versa;   words
importing  the masculine gender include the feminine  and  neuter genders.
1.4   Headings.  The  division of this Agreement  into  articles,
sections,  subsections  and  paragraphs  and  the  insertion   of
headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.
1.5 References. References to an article, section, subsection, paragraph, schedule or exhibit shall be construed as references to an article, section, subsection, paragraph, schedule or exhibit to this Agreement, unless the context otherwise requires.
1.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in that Province.
1.7  Currency. Unless otherwise specified, the word "dollar",  or the symbol "$" refers to Canadian currency.
1.8  Schedules. The following is a list of schedules attached  to and  incorporated into this Agreement by reference and deemed  as part of this Agreement.
          SCHEDULE       DESCRIPTION
          1              Definitions
          2              Principal Shareholders of Lynx
          3              Lynx Financial Statements
           4              Support Agreement between Purchaser and
PWIN
           5               Minority  Share and  Warrant  Exchange
Agreement
                           ARTICLE II
                         SHARE EXCHANGE
2.1 Agreement to Purchase. Upon the terms and subject to the conditions contained in this Agreement, the Lynx Shareholders shall sell and the Purchaser shall purchase, as of and with effect from the opening of business on the Closing Date, the Lynx Shares and the Lynx Warrants.
2.2  Share Exchange. The purchase and sale of the Lynx Shares and the Lynx Warrants shall be effected by the issue of the Exchangeable Shares and Exchangeable Warrants from the treasury of the Purchaser to the Lynx Shareholders, pursuant to the prospectus and registration exemptions contained in paragraphs 72(1)(j) and 35(1)(16) of the Securities Act (Ontario), in
exchange  for the Lynx Shares and Lynx Warrants as set  forth  in
Schedule 2 (the  "Share Exchange").
2.3   Exchange  Ratio.  The Purchaser and the  Lynx  Shareholders
have  established for the purposes of this Agreement an  exchange
ratio  of   one Exchangeable Share for every two Lynx Shares  and
one Exchangeable Warrant for every two Lynx Warrants.
2.4 Rollover. At the option of each Shareholder, the Purchaser covenants and agrees to elect, jointly with such Shareholder if
applicable  (referred  to  in  this  section  as  the   "Electing
Shareholder"), in accordance with the provisions of subsection 85(1) or 85.1(1) of the Income Tax Act (Canada) (the "Tax Act")
(and  the  corresponding provisions of any applicable  provincial tax legislation) in the prescribed form and within the prescribed time for the purposes of the Tax Act, and shall therein agree to elect in respect of the Lynx Shares of the Electing Shareholder an amount as the Electing Shareholder shall direct which shall be deemed to be the Electing Shareholder's proceeds of disposition
thereof  and  Purchaser's  cost  thereof.   Notwithstanding   the
foregoing, the Electing Shareholder may not direct the parties to elect an amount which is greater than the fair market value of the Lynx Shares or an amount which is less than the adjusted cost
base  of  the  Lynx  Shares  to the  Electing  Shareholder.   The
Electing Shareholder and the Purchaser agree to execute all such documents and forms to make the election contemplated in this section.
2.5 Price Adjustment. The parties hereto covenant and agree that, in the event that any governmental taxing authority having
jurisdiction   issues  or  proposes  to  issue,  assessments   or
reassessments of additional liability for taxes or any other subject by reason of asserting that the Elected Amount is greater or less than the adjusted cost base of the Lynx Shares to the Electing Shareholder, or that the adjusted cost base of the Lynx Shares to the Electing Shareholder is greater than or less than the Elected Amount, then the Elected Amount shall be increased or decreased by the difference so determined; but only to the extent that the Elected Amount so revised is accepted by the taxing authority, the Electing Shareholder and the Purchaser, or, failing such acceptance is established by the courts having jurisdiction in the matter after all rights of appeal have been exhausted and all times for appeal have expired without appeals
having   been  taken  by  such  taxing  authority,  the  Electing
Shareholder  or the Purchaser.  Each of the Electing  Shareholder
and the Purchaser hereby agrees to make such further elections, enter into such acknowledgements or agreements, and do or cause to be done such further acts and things as may be, in the opinion of  counsel, reasonably necessary to give effect to this  section and the change in the Elected Amount.
2.6   Exchangeable Shares.  The Exchangeable shares to be  issued by  the  Purchaser pursuant to this Agreement shall be subject to the following terms:
     (a)  each Exchangeable Share may be exchanged at the request of its holder for one common share of PWIN, provided that in the  event of a consolidation, split or other reorganization of the capital stock of the Purchaser or of PWIN, the number of PWIN common shares issuable for each one Exchangeable Share shall be adjusted accordingly;
     (b)    Of  the  Exchangeable  Shares  received  by  a   Lynx
     Shareholder on the Closing Date:
          (i)  none may be exchanged during the period ending  on
               and including the day of the first anniversary  of
               the Closing Date;
          (ii) up  to one-third (1/3) may be exchanged after said
               first anniversary;
          (iii)       an   additional  one-third  (1/3)  may   be
               exchanged  after  the second  anniversary  of  the
               Closing Date; and
          (iv) all Exchangeable Shares may be exchanged after the
               third anniversary of the  Closing Date.
     (c)  Each Exchangeable Share may be exchanged at the request of the Purchaser at any time during the period ending on and including the day of the fifth anniversary of the Closing Date, and shall be exchanged upon: (i) the occurrence of a take  over bid for all of the issued and outstanding  shares of PWIN; or (ii) the day of the fifth anniversary of the Closing Date. All Exchangeable Shares shall be automatically exchanged on the fifth anniversary of the Closing Date.
2.7 Exchangeable Warrants. Each Exchangeable Warrant to be issued by the Purchaser pursuant to this Agreement shall entitle its holder to acquire one Exchangeable Share at a price of $1.70.
No  Exchangeable Warrant may be exercised on or before the day of
the  first  anniversary  of the Closing Date.   The  Exchangeable
Warrants  shall  expire eighteen (18) months  after  the  Closing
Date.
2.8    Acknowledgement   of   Resale  Restrictions.    The   Lynx
Shareholders hereby acknowledge that any Exchangeable  Shares  or
PWIN  common shares that they receive pursuant to this  Agreement are  restricted  in accordance with the United States  Securities
Act of 1933, as amended, and the rules promulgated thereunder.
                          ARTICLE III
                        SUPPORT AGREEMENT
3.1 Support Agreement. Concurrent with the execution of this Agreement, PWIN and the Purchaser will enter into the Support Agreement attached hereto as Schedule 3.
ARTICLE IV
    REPRESENTATIONS AND WARRANTIES OF THE LYNX SHAREHOLDERS
4.1   Representations  and Warranties of the  Lynx  Shareholders.
Each  of  the Lynx Shareholders jointly and severally  represents and  warrants to the Purchaser and PWIN as follows (to the extent that  the following representations and warranties relate to that
Lynx  Shareholder) and acknowledges that the Purchaser  and  PWIN are relying on these representations and warranties in connection with the completion of the Share Exchange:
(a)  Capacity  to  own  Lynx  Shares  and  Warrants  -  The  Lynx
     Shareholders   have  all  necessary  power,  authority   and
     capacity to own the Lynx Shares  and the Lynx Warrants.
(b)  Capacity  to  Enter  Agreement - The Lynx Shareholders  have full power, right and authority to enter into this Agreement and to perform their obligations under it.
(c)  Binding  Obligation - This Agreement has been duly  executed and delivered by the Lynx Shareholders and constitutes a valid and binding obligation of each of them.
(d)  Absence of Conflict - The Lynx Shareholders are not a  party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the
     Lynx Shares or Lynx Warrants as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.
(e)  Title   to  Lynx  Shares  and  Lynx  Warrants  -  The   Lynx
     Shareholders are the legal and beneficial owners of the Lynx
     Shares   and  the Lynx Warrants as set forth in Schedule  2,
     with  good  and  marketable title, free  and  clear  of  any
     Encumbrances.
(f)  No Bankruptcy - No proceedings have been taken or authorized by any Lynx Shareholder or by any other person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up as applicable, of any Lynx Shareholder.
(g) No Option - No Person, other than the Purchaser under this Agreement, has any agreement or any right capable of becoming an agreement or option for the purchase from the
     Lynx Shareholders of any of the Lynx Shares.
(h) Disclosure - The representations and warranties of the Lynx Shareholders in this Agreement are true, correct and do not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary to make such
     representations  and  warranties  not  misleading   to   the
     Purchaser or PWIN.
(i) Non-Violation - The entering into of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating document of Lynx or a Lynx Shareholder, any by-laws, any court or administrative order or process, any agreement or instrument to which Lynx or a Lynx Shareholder is party or by which it is bound.
                           ARTICLE V
       ADDITIONAL REPRESENTATIONS AND WARRANTIES OF LYNX
5.1 Representations and Warranties of Lynx. Lynx represents and warrants to the Purchaser and PWIN as follows and acknowledges that  the Purchaser and PWIN are relying on these representations and warranties in connection with the Share Exchange:
(a)  Due  Incorporation - Lynx is a corporation duly incorporated and validly existing under the laws of Ontario.
(b)  Capacity to Enter Agreement - Lynx has full corporate  power and  authority to enter into this Agreement and  to  perform its obligations under it.
(c)  Due  Authorization  -  The executing and  delivery  of  this
     Agreement   and   the  consummation  of   the   transactions
     contemplated under it have been duly authorized by all necessary corporate action on the part of Lynx.
(d)  Binding  Obligation - This Agreement has been duly  executed and  delivered by Lynx and constitutes a valid  and  binding obligation of it.
(e) Absence of Conflict - Lynx is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon any of the Lynx Shares as
     a   consequence  of  the  execution  and  delivery  of  this
     Agreement   or   the   consummation  of   the   transactions
     contemplated in this Agreement.
(f)  Regulatory   Approvals  -  No  governmental  or   regulatory
     authorization, approval, order or consent is required on the part of Lynx, in connection with the execution, delivery and performance of this Agreement and the performance of Lynx's obligations under this Agreement.
(g)  No  Bankruptcy - No proceedings have been taken, are pending or  authorized by Lynx or by any other person in respect  of the  bankruptcy,  insolvency,  liquidation,  dissolution  or winding up of Lynx.
(h)  Authorised  and Issued Capital - The authorized  capital  of
     Lynx consists of an unlimited number of common shares, of which 5,978,512 common shares are currently outstanding as fully paid and non-assessable shares of Lynx. Other than the 289,250 Lynx Warrants and 799,746 Lynx Special Warrants, there are no other options or warrants or other rights of any kind in existence, authorized or agreed to which could result in any further shares or other securities of Lynx being allotted or issued or becoming outstanding.
(i) Minute Books - The minute books of Lynx contain accurate and complete minutes of all meetings and resolutions of the directors and the shareholders of Lynx held or passed by signature in writing, respectively, since the date of its incorporation. All such meetings have been duly called and held. Lynx share certificate books and share registers are complete and accurate.
(j) No Subsidiaries - Except for 2,260,006 common shares of P.E.S.T. Creative Gaming Corporation, Lynx does not own any shares in or securities of any corporate body and is not a partner of any partnership or a member of any joint venture.
(k) Lynx's Capacity and Power - Lynx has full corporate right, power and authority to own or lease its assets as now owned or leased and to carry on the Lynx Business.
(l)   Business - The only business carried on by Lynx is the Lynx
Business.
(m)  Lynx  Financial  Statements - The Lynx Financial  Statements
     have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and fairly and accurately present, subject to immaterial variation, the financial
     position,   assets   and  liabilities   (whether   absolute,
     contingent, accrued or otherwise) of Lynx on the dates thereof and the financial results of Lynx for the periods referred to in the Lynx Financial Statements.
(n)  No  Guarantees etc. - Lynx is not a party to or bound by any
     agreement  of  guarantee,  indemnification,  assumption   or
     endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Person.
(o)  Records -

                               (i)  The Lynx Records are true and
                         correct and present fairly and disclose in all material respects the actual results of the Lynx Business.

                               (ii) To the best of knowledge, all
                         material financial transactions of  Lynx
                         have  been  accurately recorded  in  the
                         Lynx  Records.  The Lynx Records  (of  a
                         financial nature) have been prepared  in
                         accordance   with   Canadian   generally
                         accepted      accounting      principles
                         consistently applied.
          (iii) The files, documentation and information in writing provided by Lynx to the Purchaser and PWIN in connection with the negotiation and completion of the transactions contemplated in this Agreement are true and correct in all material respects.
(p) Business Agreements - There are no material agreements relating to the Lynx Business.
(q) Litigation - There are no judgements, decrees, injunctions, ruling or orders of any court, Governmental Authority or
     arbitration,   or   any   actions,  suits,   grievances   or
     proceedings, (whether or not on behalf of Lynx and, to the best of knowledge, pending or threatened or involving Lynx, or  the Lynx Business) which may materially adversely affect the Lynx Business or Lynx's assets.
(r) Disclosure - The representation and warranties of the Lynx Shareholders in this Agreement are true, complete and
     correct   and  do  not  contain  any  untrue  or  misleading
     statement of a material fact.
(s) Non-Violation - The entering into of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating document of Lynx, any by-laws, any court or administrative order or process, any agreement or instrument to which Lynx is party or by which it is bound.
                           ARTICLE VI
        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
6.1   Representations  and  Warranties  of  The  Purchaser.   The
Purchaser  hereby represents and warrants to Lynx  and  the  Lynx
Shareholders as follows and acknowledges that Lynx and the Lynx Shareholders are relying on those representations and warranties in connection with the Share Exchange:
(a) Due Incorporation - The Purchaser is a corporation duly incorporated and validly existing under the laws of the Province of Ontario.
(b) Capacity to Enter Agreement - The Purchaser has full power, right and authority to enter into this Agreement and to perform the obligations under it.
(c) Due Corporate Authorization - The execution and delivery of this Agreement and the consummation of the transactions contemplated under it have been duly authorized by all necessary corporate action on the part of the Purchaser.
(d)  Binding  Obligation - This Agreement has been duly  executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser.
(e)  Absence of Conflict - The Purchaser is not a party to, bound or affected by or subject to any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon any of the Exchangeable Shares or Exchangeable Warrants as a consequence of, the execution and delivery of this Agreement or the consummation of the transactions contemplated in this
     Agreement.
(f)  Regulatory   Approvals  -  No  governmental  or   regulatory
     authorization, approval, order or consent is required on the part the Purchaser, in connection with the execution,
     delivery   and  performance  of  this  Agreement   and   the
     performance  of  the  Purchaser's  obligations  under   this
     Agreement.
(g)  No  Bankruptcy - No proceedings have been taken, are pending or  authorized  by the Purchaser or by any other  person  in
     respect   to   the   bankruptcy,  insolvency,   liquidation,
     dissolution or winding up of the Purchaser.
(h) Minute Books - The minute books of the Purchaser contain accurate and complete minutes of all meetings and resolutions of the directors and the shareholders of the Purchaser held or passed by signature in writing, respectively, since the date of its incorporation. All such meetings have been duly called and held.
(i)  Absence  of Material Changes - Since the execution  of  this
     Agreement:
          (i)   no  changes  have  been made  in  the  accounting
          methods,  practices,  or  policies  followed   by   the
          Purchaser;
          (ii) the Purchaser has not increased, incurred or guaranteed any debt, obligation, or liability (whether absolute or contingent and whether or not currently due and payable);
          (iii) there has been no damage, destruction or loss, labour trouble, or other event, development or condition of any character (whether or not covered by insurance) which adversely affects, or, may adversely affect, the properties or prospects of the Purchaser;
          and
          (iv) the Purchaser has not paid any amount or dividend, or otherwise made any distribution or the payment of any kind or nature whatsoever to any non-arm's length Person.

(j)  Records  -  The  files,  documentation  and  information  in writing  provided  by the Purchaser to  Lynx  and  the  Lynx
     Shareholders   in   connection  with  the  negotiation   and
     completion   of  the  transactions  contemplated   in   this
     Agreement are true and correct in all material respects.
(k) Litigation - There are no judgements, decrees, injunctions, ruling or orders of any court, Governmental Authority or
     arbitration,   or   any   actions,  suits,   grievances   or
     proceedings (whether or not on behalf of the Purchaser) pending or threatened or the Purchaser which may materially adversely affect the Purchaser's assets.
(l) Disclosure - The representations and warranties of the Purchaser in this Agreement are true, complete and correct and do not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary to make  such representations and warranties not misleading  to
     Lynx Shareholders.
ARTICLE VII
             REPRESENTATIONS AND WARRANTIES OF PWIN
7.1    Representations  and  Warranties  of  PWIN.   PWIN  hereby
represents and warrants to Lynx and the Lynx Shareholders as follows and acknowledges that Lynx and the Lynx Shareholders are relying on those representations and warranties in connection with the Share Exchange:
(a)  Due  Incorporation - PWIN is a corporation duly incorporated and validly existing under the laws of the State of Nevada.
(b) Capacity to Enter Agreement - PWIN has full power, right and authority to enter into this Agreement and to perform the obligations under it.
(c)  Due Corporate Authorization - The execution and delivery  of this Agreement and the consummation of the transactions contemplated under it have been duly authorized by all necessary corporate action on the part of PWIN.
(d)  Binding  Obligation - This Agreement has been duly  executed and  delivered by PWIN and constitutes a valid  and  binding obligation of PWIN.
(e)  Absence  of  Conflict - PWIN is not a  party  to,  bound  or affected by or subject to any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon any of the PWIN Shares as a consequence of, the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.
(f)  Regulatory   Approvals  -  No  governmental  or   regulatory
     authorization, approval, order or consent is required on the part of PWIN, in connection with the execution, delivery and performance of this Agreement and the performance of PWIN's obligations under this Agreement.
(g)  No  Bankruptcy - No proceedings have been taken, are pending or  authorized by PWIN or by any other person in respect  to the  bankruptcy,  insolvency,  liquidation,  dissolution  or winding up of PWIN.
(i) Minute Books - The minute books of PWIN contain accurate and complete minutes of all meetings and resolutions of the directors and the shareholders of PWIN held or passed by signature in writing, respectively, since the date of its incorporation. All such meetings have been duly called and held.
(j)  Absence  of Material Changes - Since the execution  of  this
     Agreement:
          (i) no changes have been made in the accounting methods, practices, or policies followed by PWIN;
          (ii) PWIN has not increased, incurred or guaranteed any debt, obligation, or liability (whether absolute or
          contingent  and  whether  or  not  currently  due   and
          payable);
          (iii) there has been no damage, destruction or loss, labour trouble, or other event, development or condition of any character (whether or not covered by insurance) which adversely affects, or, may adversely affect, the properties or prospects of PWIN; and
          (iv) PWIN has not paid any amount or dividend, or otherwise made any distribution or the payment of any kind or nature whatsoever to any non-arm's length Person.
(k)  Records -

                                (i)    All   material   financial
                         transactions   of   PWIN    have    been
                         accurately recorded in the PWIN Records.
                         The PWIN Records (of a financial nature)
                         have been prepared in accordance with US
                         generally accepted accounting principles
                         consistently applied.
          (ii)  The  files,  documentation  and  information   in
          writing provided by PWIN to Lynx Shareholders in connection with the negotiation and completion of the transactions contemplated in this Agreement are true and correct in all material respects.
(l) Litigation - There are no judgements, decrees, injunctions, ruling or orders of any court, Governmental Authority or arbitration, or any actions, suits, grievances or proceedings (whether or not on behalf of PWIN) pending or threatened or involving PWIN which may materially adversely affect PWIN's assets.
(m) Disclosure - The representations and warranties of PWIN in this Agreement are true, complete and correct and do not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary to make such representations and warranties not misleading to Lynx Shareholders.
                          ARTICLE VIII
     NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES
8.1 Subject to section 8.2, all representations and warranties contained in this Agreement on the part of each of the parties shall survive the Closing for a period of one (1) year from the Closing Date, after which time, if no claim shall have been made against a Party with respect to any incorrectness or breach of any representation or warranty, that Party shall have no further liability under this Agreement with respect to the representation or warranty.
8.2 The representations, warranties, covenants and indemnities of the Parties relating to the tax liability of the Purchaser and Lynx shall:
(a) unless resulting from any misrepresentation made or fraud committed in filing a return or supplying information for the purposes of the Income Tax Act (Canada), applicable provincial corporation tax legislation or any other legislation imposing tax on the Purchaser and Lynx, terminate at the expiration of the last of the limitation periods contained in the Income Tax Act (Canada), applicable provincial corporation tax legislation or any other legislation imposing tax on the Purchaser and Lynx; and
(b) if based upon misrepresentation made or fraud committed in filing a return or in supplying information for the purposes of the Income Tax Act (Canada), applicable provincial corporation tax legislation or any other legislation imposing tax on the Purchaser and Lynx, survive without limit as to time.
8.3 All statements contained in any certificate or any instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such Party under this Agreement.
                           ARTICLE IX
                           COVENANTS
9.1 Conduct of Lynx Business Prior to Closing. During the Interim Period, Lynx shall:
(a) Conduct Business in Ordinary Course - except as otherwise contemplated or permitted by this Agreement, conduct the Lynx Business diligently and prudently and shall not, without the prior written consent of the Purchaser, enter into any contracts, agreements, commitments or leases, or undertake any activity (including allotment or issuance of any further shares or securities of Lynx), except in the ordinary course of the Lynx Business;
(b)  Continue  Insurance  - continue in full force  all  existing insurance policies;
(c)  Comply  with Laws - comply with all laws applicable  to  the
     Lynx Business;
(d) Maintain Permits - apply for, maintain in good standing and renew all permits, licenses, registrations and permits necessary to enable it to carry on the Lynx Business as now conducted; and
(e) Distributions - not pay any amount or dividend or otherwise make any distribution to its shareholders or any non-arm's length Person out of the normal course.
9.2 Conduct of the Purchaser and PWIN Prior to Closing. During the Interim Period, the Purchaser and PWIN shall comply with all laws applicable to PWIN and the Purchaser.
9.3  Access for Investigation.
(a) The Purchaser, PWIN, the Lynx Shareholders and Lynx shall permit the other Parties and their Authorized Representatives, until the closing Date, to have reasonable access during normal business hours to their respective premises and their respective Records to enable confirmation of the accuracy of the Records and the matters represented and warranted in Articles IV, V, VI and VII.
(b) Until the Closing Date and, in the event the termination of this Agreement without the completion of the transactions contemplated hereby, each of the Parties shall thereafter, subject to subsection 9.3(c), use its best efforts to keep confidential and not use for its own purpose (other than as contemplated by this Agreement) any information obtained from any other Party with respect to the other Party's affairs. If this Agreement is terminated, all documents, working papers and other written material obtained by the Party from the other party in connection with this Agreement and not previously made public (and all copies thereof) shall be returned to the other Party promptly after such termination.
(c) The obligation of each of the Parties under subsection 9.3(a) to keep confidential and not use any information shall not apply to information which:

                              (i)  becomes generally available to
                         the  public other than as a result of  a
                         disclosure   by   the   Party   or   its
                         representatives  in  violation  of  this
                         Agreement;
          (ii) was available to the Party on a non-confidential basis prior to its disclosure by the other party or their representatives;
          (iii)       becomes  available  to  the  party   on   a
          non-confidential basis from a source other than the other Party or its representatives, provided that such source is not bound by a confidentiality agreement with the other Party; or
          (iv) the Party is required by law to disclose.
9.4    Closing  Documents.   The  Ancillary  Agreements  and  the
Conveyance Documents shall be executed and delivered by the Parties thereto at the Closing time.
9.5 Corporate Proceedings. On or before the Closing Date, each Party (which is a corporation) shall provide to the other Parties certified copies of all necessary proceedings and resolutions,
corporate   or  otherwise,  and  all  other  necessary   actions,
corporate or otherwise, authorizing the execution and delivery of this Agreement and the matters contemplated in it.
9.6   Actions  to Satisfy Closing Conditions.  Each  Party  shall take all such actions as are within its power to control, and shall use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any conditions set forth in this Agreement which are for the benefit of itself or any other Party.
9.7   PWIN  Proceedings.   PWIN shall use  its  best  efforts  to
complete  an S-4 or other suitable filing with the US  Securities and Exchange Commission so as to permit the PWIN common shares obtained by the Lynx Shareholders under this Agreement shall be tradeable without restriction.
                           ARTICLE X
                     CONDITIONS OF CLOSING
10.1 Conditions for the Purchaser's Benefit.  The Purchaser shall not be obliged to complete the Share Exchange unless, on the Closing Date, each of the following conditions shall have been satisfied:
(a)  Accuracy  of  Representations  -  The  representations   and
     warranties of the Lynx Shareholders and Lynx set forth in sections 4.1 and 5.1, respectively, shall be true and correct at the Closing, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, including, without limitation, those in the ordinary course of business, and the Purchaser shall have received a certificate from the Lynx Shareholders and Lynx confirming the foregoing.
(b) Performance of Obligations - Lynx and the Lynx Shareholders shall have performed all of the obligations hereunder to be performed by them at or prior to the Closing. Lynx and the
     Lynx Shareholders shall not be in breach of any agreement on its part contained herein;
(c) Deliveries - Lynx and the Lynx Shareholders shall have delivered or caused to be delivered to the Purchaser the Ancillary Agreements and Conveyance Documents, and shall deliver up to the Purchaser possession of the Lynx Shares and Lynx Warrants, free and clear of any Encumbrances;
(d) Approvals - All necessary approvals of the directors and/or shareholders of Lynx shall have been obtained or given, as the case may be, on or before the Closing Time;
(e)  Completion  of  Investigations  -  The  investigations   and
     assessments contemplated in section 9.3 shall have been completed and the Purchaser shall be satisfied with the result of such investigations and assessments including, without limitation, the accuracy of the Records and matters represented and warranted in Articles IV and V;
(f)  Consents,  Authorizations and Registrations - All  consents,
     approvals,   orders   and   authorizations   of,   from   or
     notifications to any persons or Governmental Authorities required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of  this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.
     There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for  the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or  the consummation thereof is improper or would give  rise to proceedings under any statute or rule of law;
(g)  No  Loss  -  During the Interim Period, there  has  been  no material  damage to the assets of Lynx or the Lynx  Business by  fire  or  other  peril, whether or not  such  damage  is covered by insurance;
(h) No Material Changes - There shall have been no material adverse changes in the Lynx Business, assets or financial condition of Lynx during the Interim Period. For the purposes of this subsection, the term "material adverse change" shall mean any change in the assets, liabilities or financial condition of Lynx or the Lynx Business that may involve material reduction, damage, risk to or destruction of the assets, whether or not the change is covered by insurance; and
(i)  Legal Opinion - Counsel to Lynx shall deliver to counsel for the Purchaser an opinion confirming that Lynx qualifies for the exemption from the provisions of Part XX of the Securities Act (Ontario) set out in s.93(1)(d) of said act.
(j)  Closing  of Minority Share and Warrant Exchange Agreement  -
     The Minority Share and Warrant Exchange Agreement shall have been duly executed by all parties thereto, all conditions to the closing thereof, except the closing of this Agreement, shall have been satisfied, and the Purchased Securities held by the Vendors (as that term is defined in the Minority Share and Warrant Exchange Agreement) shall have been tendered to the Purchaser pursuant to the terms of said Minority Share and Warrant Exchange Agreement.
If  any  one or more of the foregoing conditions shall  not  have been fulfilled on or before the Closing Date, the Purchaser may terminate this Agreement by notice in writing to the other Parties in which event the Purchaser shall be released from all obligations under this Agreement and (unless the Purchaser can show that the condition relied upon could reasonably have been performed by the other parties) the other Parties shall also be released from all obligations hereunder; provided, however, that the  Purchaser shall be entitled to waive compliance with any one or  more  of such conditions in whole or in part if it shall  see fit  to do so, without prejudice to its rights of termination  in the  event of the non-fulfilment of any other condition in  whole or in part.
10.2  Conditions  for the Benefit of the Lynx Shareholders.   The
Lynx Shareholders shall not be obliged to complete the Share Exchange unless, on the Closing Date, each of the following conditions shall have been satisfied:
(a)  Accuracy  of  Representations  -  The  representations   and
     warranties  of the Purchaser and PWIN set forth in  sections
     6.1 and 7.1 shall be true and correct at the Closing, except as  those representations and warranties may be affected  by
     the   occurrence   of   events  or  transactions   expressly
     contemplated and permitted by this Agreement, and the Lynx Shareholders shall have received certificates from the Purchaser and PWIN confirming the foregoing.
(b) Performance of Obligations - the Purchaser shall have performed all of the obligations hereunder to be performed by  it  at or prior to the Closing and neither the Purchaser nor  PWIN  shall be in breach of any agreement on  its  part contained herein.
(c)  Deliveries - the Purchaser shall have delivered or caused to
     be   delivered  to  Lynx  Shareholders  possession  of   the
     Exchangeable Shares and Exchangeable Warrants, free and clear of any Encumbrances.
(d) Approvals - All necessary approvals by the directors and/or shareholders of the Purchaser and PWIN shall have been obtained, completed or given, as the case may be, on or before the Closing Time.
(e)  Completion  of  Investigations  -  The  investigations   and
     assessments contemplated in section 9.3 shall have been completed and the Lynx Shareholders shall be satisfied with
     the   results   of   such  investigations  and   assessments
     including,  without limitation, the accuracy of the  Records and  matters  represented and warranted in Articles  VI  and
     VII.
(f)  Consents,  Authorizations and Registrations - All  consents,
     approvals,   orders   and   authorizations   of,   from   or
     notifications to any Persons or Governmental Authorities required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of  this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.
     There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for  the purpose of enjoining or preventing the consummation of this agreement, or otherwise claiming that this Agreement or  the consummation thereof is improper or would give  rise to proceedings under any statute or rule of law.
(g)  No  Loss  -  During the Interim Period, there  has  been  no material  damage to the assets of the Purchaser or  PWIN  by fire  or  other peril, whether or not such damage is covered by insurance.
(h) No Material Changes - There shall have been, in the reasonable opinion of Lynx and the Lynx Shareholders, no
     material   adverse  changes  in  the  assets  or   financial
     condition of the Purchaser or PWIN during the Interim Period. For the purposes of this subsection, the term "material adverse change" shall mean any change in the assets, liabilities or financial condition of the Purchaser or  PWIN that may, in the reasonable opinion of Lynx and the
     Lynx  Shareholders involve material reduction, damage,  risk to or destruction of the assets whether or not the change is covered by insurance.
(i) Support Agreement - PWIN and the Purchaser shall have executed the Support Agreement on or before the Closing Date.
If  any  one or more of the foregoing conditions shall  not  have
been   fulfilled  on  or  before  the  Closing  Date,  the   Lynx
Shareholders may terminate this Agreement by notice in writing to the Purchaser in which event the Lynx Shareholders shall be released from all obligations under this Agreement and (unless the Lynx Shareholders can show that the condition relied upon could reasonably have been performed by the Purchaser or PWIN)
the   Purchaser  and  PWIN  shall  also  be  released  from   all
obligations   hereunder;  provided,  however,   that   the   Lynx
Shareholders shall be entitled to waive compliance with any one or more of such conditions in whole or in part if they shall see fit to do so, without prejudice to their rights to termination in the event of the non-fulfilment of any other condition in whole or in part.

                           ARTICLE XI
                         INDEMNIFICATION
11.1 Mutual Indemnifications for Breaches of Warranty, etc. Subject to section 11.3, the Purchaser and PWIN hereby covenants and agrees with the Lynx Shareholders and Lynx and the Lynx Shareholders and Lynx hereby covenant and agree severally with the Purchaser and PWIN (the parties covenanting and agreeing to indemnify another party under this Article XI are hereinafter individually referred to as "Indemnifying Party" and the parties that are being indemnified by another Party under this Article XI are hereinafter individually referred to as the "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing Time, from and against any Claims which may be made or brought against the Indemnified Party and/or which it may suffer or incur as a result of, or arising out of any non-fulfilment of any covenant or agreement on the part  of  the  Indemnifying Party under  this  Agreement  or  any
Ancillary Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement or any Ancillary Agreement.
11.2 Undisclosed Liabilities Indemnity.   Notwithstanding section
11.1 and without limiting the generality of section 11.1:
(a) the Lynx Shareholders and Lynx shall indemnify the Purchaser and PWIN from all Claims arising from liabilities or obligations to Persons that arise from any act or failure to act of Lynx or the Lynx Shareholders prior to the Closing Date that is not disclosed to the Purchaser and PWIN pursuant to Articles IV and V; and
(b) the Purchaser and PWIN shall indemnify Lynx and the Lynx Shareholders from all Claims arising from liabilities or obligations to Persons that arise from any act or failure to act of the Purchaser or PWIN prior to the Closing Date that is not disclosed to Lynx and the Lynx Shareholders pursuant to Articles V and VI.
11.3 Limitation on Mutual Indemnification. The indemnification obligations of each of the Parties pursuant to section 11.1 and
11.2 shall be subject to the following:
(a) the applicable limitation mentioned in Article VIII respecting the survival of the representations and warranties of the Parties;
(b) the indemnity obligations under section 11.2 shall survive for a period of five (5) years from the Closing Date;
(c) there shall be no limit as to amount in respect of breaches of the representations and warranties of the Parties other than as specifically limited by the provisions of the section; and
(d) an Indemnifying Party shall not be required to indemnify an Indemnified Party until the aggregate Claims sustained by the Indemnified Party exceeds a value of $5,000, in which case the Indemnifying Party shall be obligated to the Indemnified party for all Claims without limit as to amount.
11.4 Procedure for Indemnification. The following provisions shall apply to any Claims for which an Indemnifying Party may be obligated to indemnify an Indemnified Party pursuant to this
Agreement:
(a) upon receipt from a third party by the Indemnified Party of notice of a Claim or the Indemnified party becoming aware of a Claim in respect of which the Indemnified Party proposes to demand indemnification from the Indemnifying Party, the Indemnified Party shall give notice to that effect to the Indemnifying Party with reasonable promptness, provided that failure to give such notice shall not relieve an Indemnifying Party from any liability it may have to the Indemnified Party except to the extent that the Indemnifying Party is prejudiced thereby;
(b) in the case of Claims arising from third parties, the Indemnifying Party shall have the right by notice to the Indemnified party not later than thirty (30) days after receipt of the notice described in paragraph (i) above to assume the control of the defense, compromise or settlement of the Claims, provided that such assumption shall, by its terms, be without costs to the Indemnified Party and the Indemnifying Party shall at the Indemnified Party's request furnish it with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of such defense, compromise or settlement;
(c) upon the assumption of control by the Indemnifying Party as aforesaid, the Indemnifying Party shall diligently proceed with the defense, compromise or settlement of the Claims at its sole expense, including employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party shall co-operate fully, but at the expense of the Indemnifying Party, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are necessary to enable the Indemnifying Party to conduct such defense; provided always that the Indemnified Party shall be entitled to reasonable security from the Indemnifying Party for the expense, costs of other liabilities to which it may be or may become exposed by reason of such co-operation;
(d) the final determination of any such Claims arising from third parties, including all related costs and expenses, will be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be of such Claims against the Indemnifying Party hereunder; and
(e) should the Indemnifying Party fail to give notice to the Indemnified Party as provided in paragraph (ii) above, the Indemnified Party shall be entitled to make such settlement of the Claims as in its sole discretion may appear advisable, and such settlement or any other final determination of the Claims shall be binding upon the Indemnifying Party.

                          ARTICLE XII
                      CLOSING ARRANGEMENTS
12.1 Closing. The Closing shall take place at the offices of Stewart & Associates, Barristers and Solicitors, 1 First Canadian Place, Suite 700, 100 King Street West, Toronto M5X 1C7, Ontario, Canada at the Closing Time on the Closing Date.
12.2 Closing Procedures.  At the Closing Time:
(a) the Purchaser shall issue and deliver to the Lynx Shareholders possession of the Exchangeable Shares and the Exchangeable Warrants;
(b) the Lynx Shareholders shall deliver up to the Purchaser the Lynx Shares and the Lynx Warrants;
(c) the Parties shall take or shall have taken, as the case may be, the other actions contemplated to be taken by them at or before the Closing contemplated in this Agreement.
12.3 Non-Waiver. No investigations made by or on behalf of the Purchaser, PWIN, Lynx` and the Lynx Shareholders at any time shall have the effect of waiving or diminishing the scope of or otherwise affecting any representation, warranty or indemnity made by or imposed upon the Parties pursuant to this Agreement.
                          ARTICLE XIII
                            GENERAL
13.1 Termination.
(1)   This agreement may be terminated at any time prior  to  the
Closing Date:
     (a)  by the mutual agreement of the Parties;
     (b)  by the Parties if:
                     (i)   the Share Exchange shall not have been
               completed by October 1, 1999 (or such other  date,
               if  any,  as  the  Parties shall  have  agreed  in
               writing), if the failure to complete such purchase
               and  sale on or before such date is not caused  by
               any breach of this Agreement by the Party electing
               to terminate; or
                     (ii)  the  Share Exchange would violate  any
               non-appealable final order, decree or judgement of
               any  court  or governmental body having  competent
               jurisdiction.
(2) If this Agreement is terminated by a Party under subsection 13.1(1), such termination shall be without liability of either Party to the other parties, or to any of their shareholders, directors, officers, employees, agents, consultants or representatives provided that if such termination shall result from the wilful failure of the Party to fulfil a condition to the performance of the other Parties or to perform a covenant of this agreement or from a wilful breach by the party to this Agreement, the Party shall be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable counsel fees and disbursements) sustained or incurred by the other Parties.
13.2 Expenses Except as otherwise specified herein, all costs and expenses (including the fees and disbursements of accountants and legal counsel) incurred in connection with this Agreement and completion of the transactions contemplated by this Agreement shall be paid by the Party incurring those expenses.
13.3 Time of Essence. Time shall be of the essence in all respects of this Agreement.
13.4 Notices. Any notice or other communication which is required or permitted to be given or made by one Party to the others hereunder shall be in writing and shall be either personally delivered to such Parties sent by facsimile.
      Any notice shall be sent to the intended recipient at its address as follows:
     (a)  to the Purchaser  and/or to PWIN:
               c/o Peter Tassiopoulos

               155 University Avenue,

               Suite 501

               Toronto, Ontario

               M5N 3N5

               Facsimile No.: (416) 368-3870
          and to Chapman & Flanagan, Ltd. at:
               c/o Daniel Chapman, Esq.
               2080, E. Flamingo Road
               Suite 112
               Las Vegas, Nevada
               89119
          and to Stewart & Associates at:
               c/o Adam K. Szweras
               Suite 700, P.O. Box 160
               1 First Canadian Place
               100 King Street West
               Toronto, Ontario
               M5X 1C7
               Facsimile No.: (416) 368-7805
     (b)  to Lynx and/or the Lynx Shareholders at:
               c/o Stewart Garner

               155 University Avenue,

               Suite 501

               Toronto, Ontario

               M5N 3N5
               Facsimile No.: (416) 368-3870
          and to Marilyn Bloovol at:
               79 Old Forest Hill Road
               Toronto, Ontario
               M5P 2R6
               Facsimile No.: (416) 482-2558
or at such other address as any Party may from time to time advise the others by notice in writing. Any notice given by personal delivery shall be deemed to be received on the date of delivery. Any notice sent by facsimile or similar method of recorded communication shall be deemed to have been received on the next Business Day following the date of its transmission.
13.5 Further Assurances. The Parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions, whether before or after the Closing.
13.6 Public Notice. All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated by the Parties and no Party shall act unilaterally in this regard without the prior written approval of the other Parties, such approval not to be unreasonably withheld.
13.7 Amendment and Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any of the
Provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
13.8 Assignment. This Agreement and the rights or obligations hereunder or thereunder are not assignable by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.
13.9 Severability. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction, shall not invalidate the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.10 Governing Law. The Parties agree that this Agreement shall be governed by the laws of the Province of Ontario, and the federal laws of Canada applicable therein, that Ontario will be the proper forum for any controversy arising in connection with this Agreement and that the courts of which will be the exclusive forums for all such suits, actions or proceedings.
13.11 Counterparts. This Agreement may be executed by the Parties in one or more counterparts, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.
      IN WITNESS WHEREOF this agreement has been executed by the Parties each as of the day and year first before written.
      THIS AGREEMENT IS HEREBY EXECUTED on the date set forth above.
                                   PLAYANDWIN CANADA INC.


                                                             Per:
_________________________________
                                        A.S.O.
                                   PLAYANDWIN, INC.
                                                             Per:
_________________________________
                                        A.S.O.
                                   LYNX GAMING CORP.
                                                             Per:
________________________________
                                        A.S.O.
                                   THE LYNX SHAREHOLDERS:
_________________________
_____________________________
Witness                            Stewart Garner
_________________________
_____________________________
Witness                            Tom Sinnott
                                   CONSULAR INVESTMENT
                                   CORPORATION

Per:__________________________c/s
                                        A.S.O.

                           SCHEDULE 1
                          DEFINITIONS
"Affiliate  and  Associate" means an "affiliate" and "associate", respectively, as those terms are defined in the Business Corporation Act, 1990 (Ontario), as amended on the date hereof.
"Agreement"  means  the Agreement and any instrument supplemental or ancillary to it.
"Ancillary   Agreements"   means   all   documents,   agreements,
     certificates and instruments to be executed or delivered by any Person under this Agreement including the Conveyance Documents, the Support Agreement, and the Minority Share and Warrant Exchange Agreement.
"Authorized  Representatives" means employees,  agents,  counsel, accountants and other representatives.
"Business  Day"  means any day other than a Saturday,  Sunday  or statutory holiday in the Province of Ontario.
"Capital  Expenditures" means expenditures which,  in  accordance with Canadian generally accepted accounting principles consistently applied, are chargeable to capital or fixed assets accounts and includes expenditures in connection with the acquisition by, purchase, erection or construction of lands, fixed assets, plant, machinery and/or equipment, whether fixed or moveable.
"Claims"  means  claims,  demands,  actions,  causes  of  action, damages, losses, costs, fines, penalties, interest, liabilities and expenses, including, without limitation, reasonable legal fees.
"Closing" means the completion of the Share Exchange pursuant  to this Agreement.
"Closing  Date"   means  September 1, 1999, or such  other  later
     date as may be agreed to by the Parties, provided that such date shall not be later than October 1, 1999.
"Closing Time" means 2:00 p.m. (Toronto time) on the Closing Date or  such other time on the Closing Date as may be agreed  to by the Parties.
"Conveyance Documents" means all bills of sale, assignments,  and instruments of transfer, assurances, consents, and other documents as shall be necessary to effectively transfer to the Purchaser the Lynx Shares.
"Encumbrances"  means any mortgage, charge, pledge,  hypothecate, lien, encumbrance, restriction, option, right of others or security interest of any kind.
"Exchangeable  Shares"  means  Class  B  Special  Shares  of  the
     Purchaser, being subordinate, non-voting preferred shares authorized in an unlimited number, redeemable and retractable subject to the terms of this Agreement.
"Exchangeable   Warrants"   means  warrants   to   purchase   one
     Exchangeable Share each at a price of $1.70, expiring eighteen (18) months after the Closing Date.
"Governmental  Authorities"  means  any  applicable  Canadian  or non-Canadian federal, provincial and municipal agency, ministry, crown corporation, department, inspector and official.
"Interim  Period" means the period commencing on the date of this
     Agreement and ending immediately before the opening of business on the Closing Date.
"Lynx's  Business"  means  Lynx's  Business  of   developing  and
     marketing proprietary games of chance, including but not limited to the game known as RACINGO, either by itself or through or in combination with its subsidiary, P.E.S.T. Creative Gaming Corporation.
"Lynx   Business   Agreements"  means  the  business   agreements
     undertaken in the normal course of business.
"Lynx  Financial  Statements" means the financial  statements  of
     Lynx attached as Schedule 3.
"Lynx  Records"  means  Lynx's books, records,  files,  including business and financial records, documentation and information, whether in writing or stored in any retrieval system or database.
"Lynx  Shareholders" means the registered principal  shareholders of Lynx listed in Schedule 2.
"Lynx  Shares" means the common shares of Lynx owned by the  Lynx
     Shareholders as listed in Schedule 2.
"Lynx  Special Warrants" means the special warrants held  certain persons who are not shareholders of Lynx, each special warrant entitling its holder to 1.1 Lynx Shares and 0.55 Lynx Warrants for no further consideration, exercisable automatically upon the completion of the transactions contemplated in this Agreement.
"Lynx Warrants" means  the warrants held by the Lynx Shareholders as listed in Schedule 2, each warrant entitling its holder to purchase one Lynx Share each at a price of $0.85 exercisable for 18 months after Lynx becomes a reporting issuer.
"NASD" means the National Association of Securities Dealers. "NASDAQ" means the National Association of Securities Dealers
     Automated Quotation System.
"OSC" means the Ontario Securities Commission.
"Parties"  means  the parties to the Agreement and "Party"  means any one of them.
"Permits" means authorizations, registrations, permits, approvals or  licenses  that can be issued or granted by  Governmental
     Authorities.
"Person"   means  an  individual,  body  corporate,  partnership,
     trustee, trust, unincorporated association, executor, administrator or legal representative.
"Purchasers Records" means the Purchaser's books, records, files, including business and financial records, documentation and information, whether in writing or stored in any retrieval system or database.
"PWIN   Records"  means  PWIN  books,  records,  files  including
     business and financial records, documentation and information, whether in writing or stored in any retrieval system or database
"Records"  means  the Lynx Records, the Purchasers'  Records  and
     PWIN Records.
"Regulatory  Approval"  means  the  approvals  and  consents   of
     applicable regulatory authorities, which are required to complete the Share Exchange.
"Share Exchange" has the meaning attributed to it in section 2.2. "Shareholder Approval" means approval by the holders of the common shares of PWIN in respect to the Share Exchange.
                           SCHEDULE 2
                   LIST OF LYNX SHAREHOLDERS
                         Number of      Number of
Shareholder                   Common Shares  Warrants
Stewart Garner                1,105,000      nil
Tom Sinnott                      530,000          25,000
Consular Investment Corporation    2,640,012      nil
                           SCHEDULE 3
                    LYNX FINANCIAL STATEMENTS

SCHEDULE 4
SUPPORT AGREEMENT

SUPPORT AGREEMENT
THIS SUPPORT AGREEMENT is made as of the 30th day of August, 1999,

BETWEEN
                         PLAYANDWIN CANADA INC.
               a corporation incorporated under the laws of the Province of Ontario
               (hereinafter referred to as the "Purchaser")
                                                OF THE FIRST PART

and
                         PLAYANDWIN, INC.,
               a corporation incorporated under the laws
               of the State of Nevada
               (hereinafter referred to as "PWIN")
                                               OF THE SECOND PART
      WHEREAS PWIN and Purchaser have entered into an agreement (the "Share Exchange Agreement") with the principal shareholders of Lynx Gaming Corporation ("Lynx") and an agreement (the "Minority Share and Warrant Exchange Agreement") with the other shareholders and holders of special warrants of Lynx whereby the Purchaser is to acquire all of the issued and outstanding shares, share purchase warrants and special warrants of Lynx in exchange for shares of the Purchaser convertible into shares of PWIN (the "Exchangeable Shares") and warrants to purchase Exchangeable Shares;
     AND WHEREAS Purchaser is a wholly-owned subsidiary of PWIN;
       NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the mutual covenants hereinafter contained and provided for and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Parties), the Parties agree as follows:
1. The Purchaser will be funded with sufficient resources, including PWIN common shares, to permit it to satisfy its obligations under the Share Exchange Agreement and the Minority Share and Warrant Exchange Agreement with respect to the Exchangeable Shares.
2.   PWIN will not:
     (i) take actions that prejudice holders of Exchangeable Shares, by unduly diminishing the value of that which they are entitled to receive on the conversion/exchange of their shares, provided that PWIN shall not be liable hereunder for reasonable decisions made in the ordinary course of business, or for fluctuations in market price caused by factors beyond its control;
     (ii) split or consolidate PWIN stock without causing the Purchaser to make a corresponding split or consolidation of the issued and outstanding Exchangeable Shares and Exchangeable Warrants, provided that such action is also authorized by the shareholders of the Purchaser including the holders of the Exchangeable Shares;
     (iii) liquidate, wind up or dissolve the Purchaser while there are Exchangeable Share outstanding.
      IN WITNESS WHEREOF this agreement has been executed by the Parties each as of the day and year first before written.
      THIS AGREEMENT IS HEREBY EXECUTED on the date set forth above.
                                   PLAYANDWIN CANADA INC.


                                                             Per:
_________________________________
                                        A.S.O.
                                   PLAYANDWIN, INC.
                                                             Per:
_________________________________
                                        A.S.O.

                           SCHEDULE 5
          MINORITY SHARE AND WARRANT EXCHANGE AGREEMENT
         MINORITY SHARE AND WARRANT EXCHANGE AGREEMENT
THIS AGREEMENT is made the 8th day of September 1999,

                             BETWEEN
                          PLAYANDWIN  CANADA INC., a  corporation
               incorporated  under the laws of  the  Province  of
               Ontario
               (the "Purchaser")
                                                OF THE FIRST PART
and                        LYNX   GAMING  CORP.,  a   corporation
               incorporated under the laws of the Province of Ontario
                         ("Lynx")
                                               OF THE SECOND PART

and                       All  the  registered  holders  of  Lynx
               Shares, Lynx Warrants and/or Lynx Special Warrants
               listed in Schedule 2 hereto
               (the "Vendors")
                                                OF THE THIRD PART
and                         PLAYANDWIN,   INC.,   a   corporation
               incorporated under the laws of the State of Nevada
               ("PWIN")
                                               OF THE FOURTH PART
      WHEREAS the Purchaser desires to purchase from the Vendors and the Vendors desire to sell to the Purchaser the Lynx Shares and Lynx Warrants;
      AND  WHEREAS the Purchaser is a wholly-owned subsidiary  of
PWIN;
      AND WHEREAS the Purchaser, PWIN and Lynx have entered into an agreement (the "Share Exchange Agreement") whereby the Purchaser will acquire all of the common shares and share purchase  warrants  of  Lynx owned by  the  principal  registered shareholders of Lynx;
      AND WHEREAS the Board of Directors of Lynx has approved the sale of the Lynx Shares Lynx Warrants and Lynx Special Warrants to the Purchaser;
NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the mutual covenants hereinafter contained and provided for and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Parties), the Parties agree as follows:

1.   Purchase and Sale.
(a) Previous Agreement Superseded. This Agreement supersedes and replaces an earlier Minority Share and Warrant Exchange Agreement made by the Parties hereto on August 30, 1999.
(b) Agreement to Purchase. Upon the terms and subject to the conditions contained in this Agreement, the Vendors shall sell and the Purchaser shall purchase, as of and with effect from the opening of business on the Closing Date, the Lynx Shares, Lynx Warrants and Lynx Special Warrants (the "Purchased Securities").
(c) Purchase Price. The purchase and sale of the Purchased Securities shall be effected by the issue of the Exchangeable Shares and/or Exchangeable Warrants from the treasury of the Purchaser to the Vendors, pursuant to the prospectus and registration exemptions contained in paragraphs 72(1)(j) and
  35(1)(16)  of  the  Securities  Act  (Ontario)  (the   "Warrant
  Exchange").  The Purchaser shall issue to each Vendor:
     (i)   one Exchangeable Share for every two Lynx Shares  held
     by the Vendor;
     (ii) one Exchangeable Warrant for every two Lynx Warrants held by the Vendor; and
     (iii) 0.55 Exchangeable Shares and 0.275 Exchangeable Warrants for every one Lynx Special Warrant held by the Vendor
(d) Fractional Shares. No fractional Exchangeable Shares or Exchangeable Warrants shall be issued pursuant to this Agreement. The amount of Exchangeable Shares and/or Exchangeable Warrants issuable to each Vendor shall be rounded up to the nearest whole Exchangeable Share or Exchangeable Warrant.
(e)   Rollover.   At  the  option of each Vendor,  the  Purchaser
  covenants and agrees to elect, jointly with such Vendor if applicable (referred to in this section as the "Electing Vendor"), in accordance with the provisions of subsection 85(1) or 85.1(1) of the Income Tax Act (Canada) (the "Tax Act") (and the corresponding provisions of any applicable provincial tax legislation) in the prescribed form and within the prescribed time for the purposes of the Tax Act, and shall therein agree to elect in respect of the Purchased Securities of the Electing Vendor an amount as the Electing Vendor shall direct which shall
  be   deemed  to  be  the  Electing  Shareholder's  proceeds  of
  disposition    thereof    and   Purchaser's    cost    thereof.
  Notwithstanding the foregoing, the Electing Vendor may not direct the parties to elect an amount which is greater than the fair market value of the Purchased Securities or an amount which is less than the adjusted cost base of the Purchased Securities to the Electing Vendor. The Electing Vendor and the Purchaser agree to execute all such documents and forms to make the election contemplated in this section.
(f)  Price Adjustment.  The parties hereto covenant and agree that, in the event that any governmental taxing authority having jurisdiction issues or proposes to issue, assessments or reassessments of additional liability for taxes or any other subject by reason of asserting that the Elected Amount is greater or less than the adjusted cost base of the Purchased Securities to the Electing Vendor, or that the adjusted cost base of the Purchased Securities to the Electing Vendor is greater than or less than the Elected Amount, then the Elected Amount shall be increased or decreased by the difference so determined; but only to the extent that the Elected Amount so revised is accepted by the taxing authority, the Electing Vendor and the Purchaser, or, failing such acceptance is established by the courts having jurisdiction in the matter after all rights of appeal have been exhausted and all times for appeal have expired without appeals having been taken by such taxing authority, the Electing Vendor or the Purchaser. Each of the Electing Vendor and the Purchaser hereby agrees to make such further elections, enter into such acknowledgements or agreements, and do or cause to be done such further acts and things as may be, in the opinion of counsel, reasonably necessary to give effect to this section and the change in the Elected Amount.
(g) Exchangeable Shares. The Exchangeable shares to be issued by the Purchaser pursuant to this Agreement shall be subject to the following terms:
     (a) each Exchangeable Share may be exchanged at the request of its holder for one common share of PWIN, provided that in the event of a consolidation, split or other reorganization of the capital stock of the Purchaser or of PWIN, the number of PWIN common shares issuable for each one Exchangeable Share shall be adjusted accordingly;
     (b)    Of  the  Exchangeable  Shares  received  by  a   Lynx
     Shareholder on the Closing Date:
          (i)  none may be exchanged during the period ending  on
               and including the day of the first anniversary  of
               the Closing Date;
          (ii) up  to one-third (1/3) may be exchanged after said
               first anniversary;
          (iii)       an   additional  one-third  (1/3)  may   be
               exchanged  after  the second  anniversary  of  the
               Closing Date; and
          (iv) all Exchangeable Shares may be exchanged after the
               third anniversary of the  Closing Date.
     (c) Each Exchangeable Share may be exchanged at the request of the Purchaser at any time during the period ending on and including the day of the fifth anniversary of the Closing Date, and shall be exchanged upon: (i) the occurrence of a take over bid for all of the issued and outstanding shares of PWIN; or (ii) the day of the fifth anniversary of the Closing Date. All Exchangeable Shares shall be automatically exchanged on the fifth anniversary of the Closing Date.
(g) Exchangeable Warrants. Each Exchangeable Warrant to be issued by the Purchaser pursuant to this Agreement shall entitle its holder to acquire one Exchangeable Share at a price of $1.70. No Exchangeable Warrant may be exercised on or before the day of the first anniversary of the Closing Date. The Exchangeable Warrants shall expire eighteen (18) months after the Closing Date.
(h) Acknowledgment of Resale Restrictions. The Vendors hereby acknowledge that any Exchangeable Shares or PWIN common shares that they receive pursuant to this Agreement are restricted in accordance with the United States Securities Act of 1933, as amended, and the rules promulgated thereunder.
(i)   PWIN  Proceedings.   PWIN shall use  its  best  efforts  to
  complete an S-4 filing with the US Securities and Exchange Commission so as to permit the PWIN common shares obtained by the Lynx Shareholders under this Agreement to be tradeable without restriction.
2. Representations and Warranties of the Vendors. Each Vendor represents and warrants to the Purchaser and PWIN as follows and acknowledges that the Purchaser and PWIN are relying on these representations and warranties in connection with the completion of the purchase of the Purchased Securities:
(a) Capacity to own - The Vendor has all necessary power, authority and capacity to own the Purchased Securities, as the case may be.
(b) Capacity to Enter Agreement - The Vendor has full power, right and authority to enter into this Agreement and to perform his/her/its obligations under it.
(c) Binding Obligation - This Agreement has been duly executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor.
(d) Absence of Conflict - The Vendor is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the Purchased Securities as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.
(e) Title - The Vendors is the legal and beneficial owner of the Purchased Securities, as listed in Schedule 2 hereto, with
     good   and   marketable  title,  free  and  clear   of   any
     Encumbrances.
(f) No Bankruptcy - No proceedings have been taken or authorized by any person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up as applicable, of the Vendor.
(g) No Option - No Person, other than the Purchaser under this Agreement, has any agreement or any right capable of becoming an agreement or option for the purchase from the Vendor of any of the Purchased Securities.
(h)  Disclosure  -  The  representations and  warranties  of  the
     Vendor in this Agreement are true, correct and do not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary to make such
     representations  and  warranties  not  misleading   to   the
     Purchaser or PWIN.
(i) Non-Violation - The entering into of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating document or by-laws of the Vendor (if the Vendor is a corporation) or any court or administrative order or process, agreement or instrument to which the Vendors is party or by which he/she/it is bound.
3.    Representations  and  Warranties  of  The  Purchaser.   The
Purchaser hereby represents and warrants to Lynx and the Vendors the facts set forth in Article VI of the Share Exchange Agreement, which Article V is hereby incorporated by reference into this Agreement, and acknowledges that Lynx and the Vendors are relying on those representations and warranties in connection with the sale of the Purchased Securities.

4.     Representations  and  Warranties  of  PWIN.   PWIN  hereby
represents and warrants to Lynx and the Vendors the facts set forth in Article VII of the Share Exchange Agreement, which
Article  VI  is  hereby  incorporated  by  reference  into   this
Agreement, and acknowledges that Lynx and the Vendors are relying on those representations and warranties in connection with the sale of the Purchased Securities.
5.     Representations  and  Warranties  of  Lynx.  Lynx   hereby
represents and warrants to the Purchaser and PWIN the facts set forth in Article IV of the Share Exchange Agreement, which
Article  IV  is  hereby  incorporated  by  reference  into   this
Agreement, and acknowledges that the Purchaser and PWIN are relying on those representations and warranties in connection with the sale of the Purchased Securities. Lynx hereby also represents and warrants to the Purchaser that the Lynx Special Warrants have been duly issued to the holders thereof, as set out in Schedule 2, and that the Lynx Special Warrants constitute a valid and binding obligation of Lynx to issue Lynx Shares and Lynx Warrants to the holders thereof, pursuant to the terms of the same.
6.    Survival  or  Representations and Warranties.   Subject  to
section 8(b), all representations and warranties contained in this Agreement on the part of each of the parties shall survive the Closing for a period of one (1) year from the Closing Date, after which time, if no claim shall have been made against a Party with respect to any incorrectness or in breach of any representation or warranty, that Party shall have no further liability under this Agreement with respect to the representation or warranty.
7.   Conditions of Closing.
(a) Conditions for the Purchaser's Benefit. The Purchaser shall not be obliged to complete the purchase of the Purchased Securities unless, on the Closing Date, the Share Exchange Agreement has been executed, each of the conditions of closing set forth in subsection 10.1 of the Share Exchange Agreement
  (with   the   exception  of  the  closing  of  the  transaction
  contemplated in this Agreement) has been satisfied, and the Lynx Shares and Lynx Warrants, as those terms are defined in the Share Exchange Agreement, have been tendered to the Purchaser pursuant to the terms of the Share Exchange Agreement.
(b)   Conditions  for  the Benefit of the Vendors.   The  Vendors
  shall not be obliged to complete the sale of their Purchased Securities unless on the Closing Date: (i) each of the conditions set forth in subsection 10.2 of the Share Exchange Agreement
  (with   the   exception  of  the  closing  of  the  transaction
  contemplated in this Agreement) shall have been satisfied;  and
  (ii) the Lynx Shares and Lynx Warrants, as those terms are defined in the Share Exchange Agreement, have been tendered to the Purchaser pursuant to the terms of the Share Exchange Agreement.
(c) If Conditions not Satisfied. If any one or more of the above-mentioned conditions of closing have not been fulfilled on or before the Closing Date, the Party for whose benefit said conditions were made (the "Beneficiary") may terminate this Agreement by notice in writing to the other Parties in which event the Beneficiary shall be released from all obligations under this Agreement and (unless the Beneficiary can show that the condition relied upon could reasonably have been performed by the other Parties) the other Parties shall also be released from
  all   obligations  hereunder;  provided,  however,   that   the
  Beneficiary shall be entitled to waive compliance with any one or more of such conditions in whole or in part if it shall see fit to do so, without prejudice to its rights of termination in the event of the non-fulfilment of any other condition in whole or in part.
8.   Indemnification.
(a) Mutual Indemnification's for Breaches of Warranty, etc. Subject to section 8(c) the Purchaser and PWIN hereby covenant and agree with the Vendors and Lynx and the Vendors and Lynx hereby covenant and agree severally with the Purchaser and PWIN (the parties covenanting and agreeing to indemnify another party under this section 8 are hereinafter individually referred to as "Indemnifying Party" and the parties that are being indemnified
by   another   Party  under  this  section  8   are   hereinafter
individually referred to as the "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the  Closing Time, from and against any Claims which may be  made or  brought  against the Indemnified Party and/or  which  it  may
suffer  or  incur  as  a  result  of,  or  arising  out  of   any
non-fulfilment of any covenant or agreement on the  part  of  the
Indemnifying   Party  under  this  Agreement  or  any   Ancillary
Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement or any Ancillary Agreement.
(b)  Undisclosed Liabilities Indemnity.   Notwithstanding section
8(a) and without limiting the generality of section 8(a):
  i. the Vendors and Lynx shall indemnify and save harmless the Purchaser and PWIN from all Claims arising from liabilities or obligations to Persons that arise from the act or failure to act of the Vendors prior to the Closing Date that are not disclosed to PWIN pursuant to sections 2 and 5; and
  ii. the Purchaser and PWIN shall indemnify the Vendors from all Claims arising from liabilities or obligations to Persons that arise from the act or failure to act of the Purchaser or PWIN prior to the Closing Date that are not disclosed to the Vendors pursuant to sections 3 and 4.
(c)   Limitation on Mutual Indemnification.   The indemnification
obligations of each of the Parties pursuant to section 8(a) and 8(b) shall be subject to the following:
  i. the applicable limitation mentioned in section 6 respecting the survival of the representations and warranties of the Parties;
  ii. the indemnity obligations under section 8(b) shall survive for a period of five (5) years from the Closing Date;
  iii. there shall be no limit as to amount in respect of breaches of the representations and warranties of the Parties other than as specifically limited by the provisions of the section; and
  iv. an Indemnifying Party shall not be required to indemnify an Indemnified Party until the aggregate Claims sustained by the Indemnified Party exceed a value of $5,000, in which case the Indemnifying Party shall be obligated to the Indemnified party for all Claims without limit as to amount.
(d) Procedure for Indemnification. The following provisions shall apply to any Claims for which an Indemnifying Party may be obligated to indemnify an Indemnified Party pursuant to this
Agreement:
  i. upon receipt from a third party by the Indemnified Party of notice of a Claim or the Indemnified party becoming aware of a Claim in respect of which the Indemnified Party proposes to
   demand  indemnification  from  the  Indemnifying  Party,   the
   Indemnified Party shall give notice to that effect to the Indemnifying Party with reasonable promptness, provided that failure to give such notice shall not relieve an Indemnifying Party from any liability it may have to the Indemnified Party except to the extent that the Indemnifying Party is prejudiced thereby;
  ii.   in  the  case of Claims arising from third  parties,  the
   Indemnifying Party shall have the right by notice to the Indemnified party not later than thirty (30) days after receipt of the notice described in paragraph (i) above to assume the control of the defense, compromise or settlement of the Claims, provided that such assumption shall, by its terms, be without costs to the Indemnified Party and the Indemnifying Party shall at the Indemnified Party's request furnish it with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of such defense, compromise or settlement;
  iii. upon the assumption of control by the Indemnifying Party as aforesaid, the Indemnifying Party shall diligently proceed with the defense, compromise or settlement of the Claims at its sole expense, including employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party shall co-operate fully, but at the expense of the Indemnifying Party, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are necessary to enable the Indemnifying Party to conduct such defense; provided always that the Indemnified Party shall be entitled to reasonable security from the Indemnifying Party for the expense, costs of other liabilities to which it may be or may become exposed by reason of such co-operation;
  iv. the final determination of any such Claims arising from third parties, including all related costs and expenses, will be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be of such Claims against the Indemnifying Party hereunder; and
  v. should the Indemnifying Party fail to give notice to the Indemnified Party as provided in paragraph (ii) above, the Indemnified Party shall be entitled to make such settlement of the Claims as in its sole discretion may appear advisable, and such settlement or any other final determination of the Claims shall be binding upon the Indemnifying Party.
9.   Closing.
(a)   Closing.   The Closing shall take place at the  offices  of
Stewart & Associates, Barristers and Solicitors, 1 First Canadian Place, Suite 700, 100 King Street West, Toronto M5X 1C7,Ontario, Canada at the Closing Time on the Closing Date.
(b)  Closing Procedures.  At the Closing Time:
  i. the Purchaser shall issue and deliver to the Vendors possession of the Exchangeable Shares and Exchangeable Warrants;
  ii.  the Vendors shall deliver up to the Purchaser the Purchased
   Securities;
  iii. the Parties shall take or shall have taken, as the case may be, the other actions contemplated to be taken by them at or before the Closing contemplated in this Agreement.
(c) Non-Waiver. No investigations made by or on behalf of the Purchaser, PWIN, Lynx or the Vendors at any time shall have the effect of waiving or diminishing the scope of or otherwise affecting any representation, warranty or indemnity made by or imposed upon the Parties pursuant to this Agreement.
10.  General.
(a) Definitions. The terms used in this Agreement shall have the meanings set forth in Schedule 1 hereto, failing which they shall have the meanings set forth in the Share Exchange Agreement.
(b)    Entire   Agreement.  This  Agreement  together  with   the
  agreements and other documents to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties pertaining to the purchase and sale of the Purchased Securities
  by   the   Purchaser,  and  supersedes  all  prior  agreements,
  understandings, negotiations and discussions, whether oral or written, and there are no warranties, representations and other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or any other agreement or document to be delivered pursuant to this Agreement.
(c)   Governing Law. The Parties agree that this Agreement  shall be governed by the laws of the Province of Ontario, and the federal laws of Canada applicable therein, that Ontario will be the proper forum for any controversy arising in connection with this Agreement and that the courts of which will be the exclusive forums for all such suits, actions or proceedings.
(d) Currency. Unless otherwise specified, the word "dollar", or the symbol "$" refers to Canadian currency.
(e) Termination. This agreement may be terminated at any time prior to the Closing Date if the Share Exchange Agreement is terminated pursuant to the provisions of the Share Exchange Agreement. Such termination shall be without liability of either Party to the other parties, or to any of their shareholders,
  directors,   officers,   employees,  agents,   consultants   or
  representatives provided that if such termination shall result from the wilful failure of the Party to fulfil a condition to the performance of the other Parties or to perform a covenant of this agreement or from a wilful breach by the party to this Agreement, the Party shall be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable counsel fees and disbursements) sustained or incurred by the other Parties.
(f)   Time  of  Essence.   Time shall be of the  essence  in  all
  respects of this Agreement.
(g)   Amendment and Waiver.  No supplement, modification,  waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any of the
  Provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
(h)   Assignment.   This Agreement and the rights or  obligations
  hereunder or thereunder are not assignable by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.
(i)   Severability.   Any provision of this Agreement,  which  is
  prohibited or unenforceable in any jurisdiction, shall not invalidate the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(j) Counterparts. This Agreement may be executed by the Parties in one or more counterparts, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.
      IN WITNESS WHEREOF this agreement has been executed by the Parties each as of the day and year first before written.
      THIS AGREEMENT IS HEREBY EXECUTED on the date set forth above.
                                   PLAYANDWIN CANADA INC.

                                                             Per:
_________________________________
                                        A.S.O.

PLAYANDWIN, INC.
                              Per:_______________________________
                                   __
                                        A.S.O.
                                   LYNX GAMING CORP.
                                                             Per:
________________________________
                                        A.S.O.
                                          THE   HOLDERS  OF  LYNX
                                   SHARES AND LYNX WARRANTS

                         Per:________________________________
                                        Stewart Garner
                                   acting as attorneys for all of
                                   the holders of Lynx Shares and
                                   Lynx  Warrants  identified  in
                                   Schedule 2 (except the holders
                                   of  the Lynx Special Warrants)
                                   pursuant   to   a   power   of
                                   attorney granted by the same

                                   THE  HOLDERS  OF LYNX  SPECIAL
                                   WARRANTS:
______________________________     ______________________________
Witness                            Stephen Hunter
______________________________     ______________________________
Witness                            Margaret C. Hunter
______________________________     ______________________________
Witness                            Laura M. Hunter
                                   TAUNTON ASSOCIATES LTD.

Per:___________________________
                                        A.S.O.
______________________________     ______________________________
Witness                            Gary W. Carter
______________________________
                                   ______________________________
Witness                            Gerald Bone
                                   FMF INVESTMENT GROUP S.A.

Per:___________________________
                                        A.S.O.
                                   TRADEWINDS INVESTMENTS LTD.

Per:___________________________
                                        A.S.O.
                                   B-MAC TRADING INC.

Per:___________________________
                                        A.S.O.

G:\Corp\P\PWIN\agr\SHREXCHG-warrants final.doc
                           SCHEDULE 1
                          DEFINITIONS
"Agreement"  means  this   Minority Share  and  Warrant  Exchange
     Agreement  and any instrument supplemental or  ancillary  to
     it.
"Ancilliary   Agreement"   means   all   documents,   agreements,
     certificates and instruments to be executed or delivered by any Person under this Agreement, as well as the Share Exchange Agreement and the Support Agreement appended as
     Schedule 5 to the Share Exchange Agreement.
"Claims"  means  claims,  demands,  actions,  causes  of  action, damages, losses, costs, fines, penalties, interest, liabilities and expenses, including, without limitation, reasonable legal fees.
"Closing"  means  the completion of the transactions contemplated in this Agreement.
"Closing  Date"   means  September 15, 1999, or such other  later
     date as may be agreed to by the Parties, provided that the Closing Date shall not be later than October 1, 1999.
"Closing Time" means 2:00 p.m. (Toronto time) on the Closing Date or  such other time on the Closing Date as may be agreed  to by the Parties.
"Encumbrances"  means any mortgage, charge, pledge,  hypothecate, lien, encumbrance, restriction, option, right of others or security interest of any kind.
"Exchangeable  Shares"  means Class B shares  of  the  Purchaser, being subordinate, non-voting preferred shares authorized in an unlimited number, redeemable and retractable subject to the terms of this Agreement.
"Exchangeable   Warrants"   means  warrants   to   purchase   one
     Exchangeable Share each at a price of $1.70, expiring on the fifth anniversary of the Closing Date. Each Exchangeable Warrant shall entitle its holder to acquire one Exchangeable Share at a price of $1.70. The Exchangeable Warrants shall expire eighteen (18) months after the Closing Date.
"Lynx Shares" means the common shares of Lynx held by the Vendors as set out in Schedule 2 hereto.
"Lynx  Special Warrants" means the special warrants held  by  the
     Vendors as set out in Schedule 2 hereto, each special warrant entitling its holder to 1.1 Lynx Shares and 0.55 Lynx Warrants for no further consideration.
"Lynx Warrants" means the special share purchase warrants held by the Vendors as set out in Schedule 2 hereto, each warrant entitling its holder to purchase one Lynx Share each at a price of $0.85 exercisable for 18 months after Lynx becomes a reporting issuer.
"NASD" means the National Association of Securities Dealers. "NASDAQ" means the National Association of Securities Dealers
     Automated Quotation System.
"Parties"  means the parties to this Agreement and "Party"  means any one of them.
"Purchased Securities" means those Lynx Shares, Lynx Warrants and
     Lynx Special Warrants of which the Vendors are the registered and beneficial holders as set out in Schedule 2.
"Share  Exchange Agreement" means the agreement dated August  30,
     1999, between the Purchaser, PWIN, Lynx and the principal shareholders of Lynx whereby the Purchaser is to acquire all of the issued and outstanding Lynx Shares and Lynx Warrants held by said principal shareholders of Lynx.

                           SCHEDULE 2
                           THE VENDORS
1.   HOLDERS OF COMMON SHARES

Name                       Shares Held   Exchangeable Shares
                                         Issuable
Colony Investments Limited 400,000       200,00
                                         0
Marilyn H. Bloovol         50,000        25,000
Neil R.H. Burgess          5,000         2,500
Peter H. Minerson          25,000        12,500
Paul D. H. Burgess         10,000        5,000
W. A. Peneycad             25,000        12,500
R. K. R. Millar            20,000        10,000
Graham Harper              25,000        12,500
Bridget MacTavish          10,000        5,000
Gerald Bone                56,000        28,000
Martin Jeffery             10,000        5,000
Paul Esquivel              45,000        22,500
Paul O'Mahony              15,000        7,500
1112614 Ontario Inc.       10,000        5,000
Randy Kamula               5,000         2,500
Yook-Ying Ho               10,000        5,000
Baird Garvey               5,000         2,500
Stewart Smith              5,000         2,500
Gary S. Clementi           5,000         2,500
Lynda Irwin                45,000        22,500
Scott MacCannell           5,000         2,500
James R. Hapak             25,000        12,500
Jamie Wolfe                7,500         3,750
Cammie Barnier             12,500        6,250
Ed Smallwood               10,000        5,000
Kirsten Chapman            65,000        32,500
J. Stephen Hunter          60,000        30,000
Sherry-Anne Pearson        45,000        22,500
David S. Solomon           10,000        5,000
K. Island Investments Ltd. 10,000        5,000
Robert Garner              80,000        40,000
Patrick Kwan               10,000        5,000
Bill McLean                10,000        5,000
Joel Greenstein            40,000        20,000
Sheila & John Hayward      40,000        20,000
Hugh Coulson               40,000        20,000
John Finley                40,000        20,000
Robert & Anna Garner       132,500       66,250
Darren Buck                40,000        20,000
Wm. S. Gamble              40,000        20,000
Paul & Carolyn Garvey      40,000        20,000
J. Richard Day             40,000        20,000
Robert L. Thast            40,000        20,000
Deron Clements             40,000        20,000
Bob Brady                  40,000        20,000

2.   HOLDERS OF LYNX WARRANTS

Name                       Warrants      Exchangeable Warrants
                           Held          Issuable
Marilyn H. Bloovol         25,000        12,50
                                         0
Neil R.H. Burgess          2,500         1,250
Peter H. Minerson          12,500        6,250
Gerry Columbo              2,500         1,250
Paul D. H. Burgess         5,000         2,500
W. A. Peneycad             12,500        6,250
R. K. R. Millar            10,000        5,000
Graham Harper              12,500        6,250
Bridget MacTavish          5,000         2,500
Gerald Bone                16,600        8,300
Martin Jeffery             5,000         2,500
Paul Esquivel              2,500         1,250
Paul O'Mahony              7,500         3,750
1112614 Ontario Inc.       5,000         2,500
Randy Kamula               2,500         1,250
Yook-Ying Ho               5,000         2,500
Baird Garvey               2,500         1,250
Stewart Smith              2,500         1,250
Gary S. Clementi           2,500         1,250
Lynda Irwin                2,500         1,250
Scott MacCannell           2,500         1,250
James R. Hapak             12,500        6,250
Cathy Garner               5,000         2,500
Jamie Wolfe                3,750         1,875
Cammie Barnier             6,250         3,125
Ed Smallwood               5,000         2,500
Kirsten Chapman            12,500        6,250
Nancy McClocklin           6,250         3,125
J. Stephen Hunter          10,000        5,000
Sherry-Anne Pearson        2,500         1,250
David S. Solomon           5,000         2,500
K. Island Investments Ltd. 5,000         2,500
Robert Garner              45,000        22,500
Patrick Kwan               5,000         2,500
Bill McLean                5,000         2,500

3.   HOLDERS OF LYNX SPECIAL WARRANTS

Name                       Warrants      Exchangeabl Exchangeabl
                           Held          e Shares    e Warrants
                                         Issuable    Issuable
Stephen Hunter             17,200        9,460       4,73
                                                     0
Margaret C. Hunter         17,200        9,460       4,730
Laura M. Hunter            17,200        9,460       4,730
Taunton Associates Ltd.    214,286       117,858     58,929
Gary W. Carter             17,200        9,460       4,730
Gerald Bone                17,200        9,460       4,730
FMF Investment Group S.A.  142,587       78,423      39,212
Tradewinds Investments     142,587       78,423      39,212
Ltd.
B-MAC Trading Inc.         214,286       117,858     58,929